Exhibit 99.2

[NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN ANY JURISDICTION WHERE ITS PUBLICATION WOULD BE UNLAWFUL]

LIBERTY GLOBAL TO LAUNCH VOLUNTARY AND CONDITIONAL PUBLIC TAKEOVER BID FOR ITS SUBSIDIARY TELENET GROUP HOLDING

Denver, Colorado – March 21, 2023

Liberty Global plc (“Liberty Global”) (NASDAQ: LBTYA, LBTYB and LBTYK) announces that, through its wholly-owned subsidiary Liberty Global Belgium Holding B.V., (“Liberty Global Belgium Holding”), it intends to launch a voluntary and conditional public takeover bid for all the shares of Telenet Group Holding NV (“Telenet”) that it does not already own or that are not held by Telenet (the “Intended Offer”). Liberty Global has been the controlling shareholder of Telenet since February 2007 and currently owns 59.18% of Telenet’s outstanding issued share capital. Telenet owns 3.12% of the outstanding issued share capital in treasury.

The Intended Offer would be an offer in cash at a price of EUR 22.00 per share. This price represents a premium of 59% compared to the closing price of Telenet on March 15, 2023, and a premium of 52% compared to the volume-weighted average trading price of Telenet over one month before such date.

Telenet’s board of directors, subject to customary conditions, unanimously supports and recommends the Intended Offer as confirmed in the statement Telenet has issued today. The Telenet board of directors will provide its formal opinion in a response memorandum which it will issue in accordance with the applicable legal framework.

If Telenet’s ordinary general meeting on 26 April 2023 approves the payment of a gross dividend of EUR 1.00 per share as proposed by Telenet’s board of directors and the ex-dividend date (3 May 2023) falls prior to the date of payment of the offer price, the offer price per share will be reduced by the total gross amount of such dividend (before any applicable tax deduction).

Mike Fries, CEO, Liberty Global, commented: “We believe an offer of EUR 22.00 per share provides a good opportunity for Telenet shareholders to monetize their investment at an attractive premium. We welcome the unanimous decision of Telenet’s board of directors to support and recommend this offer. We are proud of how Telenet has evolved in recent years, and we are fully committed to Belgium and all the company’s stakeholders.”

The purchase of shares will be funded by non-recourse debt financing obtained by Liberty Global Belgium Holding. No Liberty Global corporate cash, liquidity or corporate guarantees are required to finance the share purchases.

Liberty Global Belgium Holding has published a notice in accordance with article 8, §1 of the Royal Decree of 27 April 2007 on Public Takeover Bids regarding Liberty Global Belgium Holding’s intention to make the Intended Offer which can be found here: Article 8 Announcement.

JP Morgan, BNP Paribas and LionTree Advisors are acting as financial advisers and Allen & Overy, Shearman & Sterling and Ropes & Gray as legal advisers to Liberty Global. Goldman Sachs International is acting as financial adviser and Freshfields Bruckhaus Deringer LLP is acting as legal advisor to Telenet. Baker McKenzie is acting as legal adviser to the independent directors of Telenet. The independent directors of Telenet have appointed Lazard BV/SRL as independent expert in accordance with article 23 of the royal decree of 27 April 2007 on public takeovers.

ABOUT LIBERTY GLOBAL

Liberty Global (NASDAQ: LBTYA, LBTYB and LBTYK) is a world leader in converged broadband, video and mobile communications services. We deliver next-generation products through advanced fiber and 5G networks, and currently provide over 86 million* connections across Europe and the United Kingdom. Our businesses operate under some of the best-known consumer brands, including Virgin Media-O2 in the United Kingdom, VodafoneZiggo in The Netherlands, Telenet in Belgium, Sunrise in Switzerland, Virgin Media in Ireland and UPC in Slovakia. Through our substantial scale and commitment to innovation, we are building Tomorrow’s Connections Today, investing in the infrastructure and platforms that empower our customers to make the most of the digital revolution, while deploying the advanced technologies that nations and economies need to thrive.

Liberty Global’s consolidated businesses generate annual revenue of more than $7 billion, while the VodafoneZiggo JV and the VMO2 JV generate combined annual revenue of more than $17 billion.**

Liberty Global Ventures, our global investment arm, has a portfolio of more than 75 companies and funds across content, technology and infrastructure, including strategic stakes in companies like Televisa Univision, Plume, Lionsgate and the Formula E racing series.

* Represents aggregate consolidated and 50% owned non-consolidated fixed and mobile subscribers. Includes wholesale mobile subscribers of the VMO2 JV and B2B fixed subscribers of the VodafoneZiggo JV.

** Revenue figures above are provided based on full year 2022 Liberty Global’s consolidated results (excluding revenue from Poland) and the combined as reported full year 2022 results for the VodafoneZiggo JV and full year 2022 U.S. GAAP results for the VMO2 JV.

Telenet, the VMO2 JV, the VodafoneZiggo JV and Sunrise UPC deliver mobile services as mobile network operators. Virgin Media Ireland delivers mobile services as a mobile virtual network operator through third-party networks.

Liberty Global plc is listed on the Nasdaq Global Select Market under the symbols “LBTYA”, “LBTYB” and “LBTYK”.

Liberty Global Belgium Holding is an indirect wholly-owned subsidiary of Liberty Global plc, and is a private limited liability company incorporated under the laws of the Netherlands.

For more information, please visit www.libertyglobal.com or contact:

Investor Relations                Corporate Communications
Michael Bishop +44 20 8483 6246        Matt Beake +44 20 8483 6215

BELGIAN TAKEOVER RULES

When Liberty Global Belgium Holding formally launches a voluntary and conditional public takeover bid, it will file a draft prospectus with the FSMA, together with a report prepared by an independent expert appointed by the independent directors of Telenet. The board of directors of Telenet will examine the draft prospectus and present its detailed opinion in a response memorandum. The timing of the launch of the Intended Offer is subject to FSMA approval of the prospectus and the response memorandum. Once approved, the prospectus, independent expert report and response memorandum will be made available to Telenet shareholders in accordance with further announcements.

WARNINGS:

This communication is for informational purposes only and does not constitute or form part of an offer to purchase or invitation to sell or issue, securities of Telenet, nor a solicitation by anyone in any jurisdiction in respect of such securities, any vote or approval.

This press release may not be published, distributed or disseminated in any country or territory where its publication or content would be illegal or may require registration or any other filing of documents. Anyone in possession of this press release must refrain from publishing, distributing or disseminating it in the countries and territories concerned.

This announcement is only an expression of an intention and does not constitute a formal notification of a voluntary public takeover bid within the meaning of the Royal Decree of 27 April 2007 and the Law of 1 April 2007 on public takeover bids. If Liberty Global Belgium Holding decides not to proceed with the Intended Offer, it will report about this in accordance with its legal obligations.

The public tender offer referred to in this press release (the Intended Offer) has not yet commenced. If Liberty Global Belgium Holding decides to formally launch the Intended Offer, at the time the Intended Offer is commenced, shareholders of Telenet are urged to read the Intended Offer documents, which will be made available at that time. U.S. shareholders of Telenet (the U.S. Shareholders) may also email ir@libertyglobal.com to request a copy of the offer documents, which will be provided free of charge upon request.

The Intended Offer will not be made, directly or indirectly, in any country or jurisdiction in which it would be considered unlawful or otherwise violate any applicable laws or regulations, or which would require Liberty Global or any of its subsidiaries to change or amend the terms or conditions of the Intended Offer in any material way, to make an additional filing with any governmental, regulatory or other authority or take additional action in relation to the Intended Offer. It is not intended to extend the Intended Offer to any such country or jurisdiction. Any such documents relating to the Intended Offer must neither be distributed in any such country or jurisdiction nor be sent into such country or jurisdiction, and must not be used for the purpose of soliciting the purchase of securities of Telenet by any person or entity resident or incorporated in any such country or jurisdiction.

Notice for U.S. Shareholders

If Liberty Global Belgium Holding decides to formally launch the Intended Offer, the Intended Offer will be made in the U.S. in reliance on, and in compliance with, Section 14(e) of, and Regulation 14E under, the U.S. Securities Exchange Act of 1934, as amended (the U.S. Exchange Act), and the “Tier II” exemption provided by Rule 14d-1(d) under the U.S. Exchange Act, and otherwise in accordance with the requirements of Belgian law. Accordingly, the Intended Offer will be subject to disclosure and other procedural requirements, including with respect to withdrawal rights, settlement procedures and timing of payments that are different from those applicable under U.S. procedures and laws. U.S. Shareholders should note that Telenet is not listed on a U.S. securities exchange, subject to the periodic reporting requirements of the U.S. Exchange Act or required to, and does not, file any reports with the U.S. Securities and Exchange Commission (the SEC) thereunder.

It may be difficult for U.S. Shareholders to enforce certain rights and claims arising in connection with the Intended Offer under US federal securities laws since Telenet and Liberty Global Belgium Holding are located outside the United States and most of its officers and directors may reside outside the United States. It may not be possible to sue a non-U.S. company or its officers or directors in a non-U.S. court for violations of U.S. securities laws. It also may not be possible to compel a non-U.S. company or its affiliates to subject themselves to a U.S. court’s judgment.

To the extent permissible under applicable laws and regulations (including Rule 14e-5 under the U.S. Exchange Act and any exemptive relief granted by the SEC therefrom), and in accordance with customary Belgian practice, Liberty Global Belgium Holding, its nominees or brokers (acting as agents), or any of its or their affiliates, may make certain purchases of, or arrangements to purchase, shares outside the United States following the announcement of Liberty Global Belgium Holding’s intention to launch the Intended Offer and during the period in which the Intended Offer remains open for acceptance, including sales and purchases of shares effected by any investment bank acting as market maker in the shares. These purchases, or other arrangements, may occur either in the open market at prevailing prices or in private transactions at negotiated prices. In order to be excepted from the requirements of Rule 14e-5 under the U.S. Exchange Act by virtue of Rule 14e-5(b) thereunder, such purchases, or arrangements to purchase must comply with applicable Belgian law and regulation and the relevant provisions of the U.S. Exchange Act. Any information about such purchases will be disclosed as required in Belgium and the United States.

Furthermore, this press release does not constitute or form part of an offer to sell, nor does it constitute a solicitation of an order to buy financial instruments in the United States or in any other jurisdiction.

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of the U.S. federal securities laws, including the safe harbour provisions of the U.S. Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “may,” “target,” and similar expressions and variations or negatives of these words. These forward-looking statements may include, among other things, statements relating to the outlook of Telenet and Liberty Global; operational expectations, including with respect to the development, launch and benefits of innovative and advanced products and services, including gigabit speeds, new technology and next generation platform rollouts or launches; future growth prospects and opportunities, results of operations, uses of cash, tax rates, and other measures that may impact the financial performance of the companies; anticipated benefits and synergies and estimated costs of the proposed transaction; the expected timing of completion of the proposed transaction; and other information and statements that are not historical facts. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. These risks and uncertainties include events that are outside of the control of the parties, such as: (i) Telenet, Liberty Global, and our respective operating companies’ ability to meet challenges from competition and to achieve forecasted financial and operating targets; (ii) the effects of changes in laws or regulations; (iii) general economic, legislative, political and regulatory factors, and the impact of weather conditions, natural disasters, or any epidemic, pandemic or disease outbreak (including COVID-19); (iv) Telenet, Liberty Global, and our respective affiliates’ ability to satisfy the conditions to the consummation of the proposed transaction; (v) the proposed transaction may not be completed on anticipated terms and timing or completed at all; (vi) the outcome of any potential litigation that may be instituted with respect to the proposed transaction; (vii) the potential impact of unforeseen liabilities, future capital expenditures, revenues, expenses, economic performance, indebtedness, financial condition on the future prospects and business of Telenet and Liberty Global’s Belgium business after the consummation of the proposed transaction; (viii) any negative effects of the announcement, pendency or consummation of the proposed transaction; and (ix) management’s response to any of the aforementioned factors. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, please see Liberty Global’s filings with the SEC, including Liberty Global’s most recently filed Form 10-K, as well as the regulated information filed by Telenet before the Belgium Financial Services and Markets Authority. These forward-looking statements speak only as of the date of this release. Telenet and Liberty Global expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Further Information

A copy of this announcement is also available on Liberty Global’s website at www.libertyglobal.com. The content of this website is not incorporated in, and does not form part of, this announcement.